Exhibit 23.1

The Board of Directors
Benchmark Electronics Inc.:

We consent to the use of our reports dated March 10, 2006 with respect to the consolidated financial statements and related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ KPMG LLP

Houston, Texas
November 9, 2006